UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2008

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Conexant Systems, Inc. (the "Company") has entered into an agreement (the "Agreement") with Lewis C. Brewster, effective as of September 24, 2008, pursuant to which Mr. Brewster will receive certain payments and other consideration as a result of his voluntary termination of employment with the Company. Mr. Brewster’s service as Executive Vice President and General Manager, Broadband Media Processing, of the Company ceased effective as of August 8, 2008, the closing date of the sale by the Company of its Broadband Media Processing product lines to NXP B.V.

Pursuant to the Agreement, and because Mr. Brewster transitioned to NXP B.V. with our Broadband Media Processing Business, Mr. Brewster will not be required to repay any amount of his $150,000 retention bonus granted by the Company in June 2007, and he will receive a lump sum separation payment in full and final settlement of matters relating to his employment with the Company of $55,000, less applicable taxes and withholdings, to be paid within 30 days of September 24, 2008.

In addition, Mr. Brewster is restricted from soliciting (1) employees of the Company until August 8, 2011 and (2) customers of the Company until August 8, 2009.

A copy of the Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Separation and Release Agreement dated as of August 8, 2008 by and between the Company and Lewis C. Brewster.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

September 29, 2008	By:	Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Separation and Release Agreement dated as of August 8, 2008 by and between the Company and Lewis C. Brewster